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                                                                      Exhibit i.






                                                                April 24, 2001



CIGNA Variable Products Group
100 Front Street
Suite 300
Worcester, MA  01601

Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 21 to the Registration Statement of CIGNA Variable Products Group (the "Trust") on Form N-1A (Registration No. 33-20333) filed with the Securities and Exchange Commission with respect to CIGNA Variable Products Money Market Fund, CIGNA Variable Products Investment Grade Bond Fund (formerly CIGNA Variable Products Income Fund) and CIGNA Variable Products S&P 500 Index Fund, each a series of the Trust, and specifically to Item 24(b) thereof. We hereby consent to the incorporation by reference therein of (a) our opinion dated December 26, 1995 filed as an Exhibit to Post-Effective Amendment No. 10 to such Registration Statement and (b) our opinion dated April 10, 1997 filed as an Exhibit to Post-Effective Amendment No. 15 to such Registration Statement.

                                                  Very truly yours,

                                                  /s/ Goodwin Procter LLP*

                                                  GOODWIN PROCTER LLP*












*Formerly known as Goodwin, Procter & Hoar LLP